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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
   KPMG Consulting, Inc.

   We have issued our reports dated August 7, 2001, accompanying the financial statements and Schedule II, of KPMG Consulting, Inc. (successor to the consulting business of KPMG LLP), which are included in this annual report on Form 10-K for the fiscal year ended June 30, 2001. We hereby consent to the incorporation by reference of said report in Forms S-8 (File No. 333-55354, effective February 9, 2001, File No. 333-55380, effective February 9, 2001, and File No. 333-55378, effective February 9, 2001).

/s/ GRANT THORNTON LLP

New York, New York
September 21, 2001